SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   January 20, 2005

InSight Health Services Holdings Corp.

(Exact name of registrant as specified in charter)

Delaware

333-75984

04-3570028

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

26250 Enterprise Court, Suite 100, Lake Forest, CA		92630
(Address of principal executive offices)		(Zip Code)

(949) 282-6000

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.

On January 20, 2005, InSight Health Services Holdings Corp. and its wholly-owned subsidiary InSight Health Services Corp. (the “Company”) entered into new employment agreement with Patricia R. Blank.  The new employment agreement was entered into as a result of her appointment as the Company’s Executive Vice President - Enterprise Operations on October 22, 2004.  This new employment agreement replaces Ms. Blank’s prior employment agreement while she served as Executive Vice President and Chief Information Officer.  The material terms of the new employment agreement are as follows:

•                       a term of 12 months on a continuing basis, subject to certain termination rights;

•                       an annual salary of $275,000;

•                       a discretionary bonus (i) 75% of which shall be based upon the Company achieving certain budgetary goals prepared by the Company’s management and approved by the board of directors; and (ii) 25% of which shall be based upon the achievement of other goals mutually agreed upon by Ms. Blank and the President and Chief Executive Officer of Company and approved by the board of directors;

•                       a life insurance policy of three times the amount of her annual base salary and the opportunity to participate in the Company’s life insurance, medical, health and accident and disability plan or program, pension plan or other similar benefit plan and the Company’s stock option plans; and

•                       certain covenants relating to noncompetition and nonsolicitation (with respect to the Company’s employees and customers) during the term of her employment and continuing for a period of 12 months thereafter.

The agreement contains termination provisions which are substantially identical to the termination provisions in the employment agreements of the Company’s other executive officers, which are described in InSight Health Services Holdings Corp.’s Form 10-K for the fiscal year ended June 30, 2004.  Ms. Blank would be entitled to all accrued and unpaid compensation, as well as 12 months of compensation at the annual salary rate then in effect (1) upon her permanent and total disability (as defined in the employment agreement); (2) upon the Company’s 30 days’ written notice to Ms. Blank of her termination of employment without cause (as defined in the employment agreement); (3) if Ms. Blank terminates her employment for good reason (as defined in the employment agreement); and (4) if Ms. Blank’s employment is terminated without cause or she terminates her employment for good reason within 12 months of a change in control (as defined in the employment agreement). In addition, for up to 12 months after her termination, the Company would pay the cost of providing Ms. Blank with all life insurance, medical, health and accident and disability plans or programs, in which she was entitled to participate immediately prior to her termination.

Item 9.01                          Financial Statement and Exhibits

Exhibit No.

10.25       Executive Employment Agreement dated as of October 22, 2004, by and among InSight Health Services Corp., InSight Health Services Holdings Corp. and Patricia R. Blank. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	January 26, 2005	INSIGHT HEALTH SERVICES HOLDINGS CORP.

		By:	/s/ Mitch C. Hill
Mitch C. Hill
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.25	Executive Employment Agreement dated as of October 22, 2004, by and among InSight Health Services Corp., InSight Health Services Holdings Corp. and Patricia R. Blank. (filed herewith)